Exhibit 99.1

eGain Announces Positive Preliminary Financial Results for Fiscal 2020 Fourth Quarter

and Full Year

Sunnyvale, CA (August 11, 2020) – eGain (NASDAQ: EGAN), a leading provider of omnichannel customer engagement solutions, today announced select preliminary unaudited financial results for its fiscal 2020 fourth quarter and full year ended June 30, 2020.

“We are pleased to report another quarter with record SaaS revenue, strong bottom-line results and solid bookings,” said Ashu Roy, eGain’s CEO. “While the short-term economic outlook is uncertain given the COVID-19 pandemic, we are bullish thanks to accelerating demand for digital customer engagement and our product leadership.”

Fiscal 2020 Fourth Quarter Preliminary Financial Results

●	SaaS revenue is expected to be in the range of $15.3 million to $15.5 million, up 32% to 34% year over year.
●	SaaS and professional services revenue are expected to be in the range of $16.9 million to $17.2 million, up 28% to 30% year over year.
●	Total revenue is expected to be in the range of $18.7 million to $19.0 million, up 11% to 13% year over year.
●	GAAP net income is expected to be in the range of $1.9 million to $2.2 million, or $0.06 to $0.07 per diluted share.
●	Non-GAAP net income is expected to be in the range of $2.4 million to $2.7 million, or $0.07 to $0.08 per diluted share.
●	Cash provided by operations for the quarter is expected to be in the range of $5.3 million to $5.6 million.

Fiscal 2020 Full Year Preliminary Financial Results

●	SaaS revenue is expected to be in the range of $56.6 million to $56.8 million, up 26% to 27% year over year.
●	SaaS and professional services revenue are expected to be in the range of $63.1 million to $63.4 million, up 21% to 22% year over year.
●	Total revenue is expected to be in the range of $72.4 million to $72.7 million, up 8% year over year.
●	GAAP net income is expected to be in the range of $6.9 million to $7.2 million, or $0.22 to $0.23 per diluted share.
●	Non-GAAP net income is expected to be in the range of $9.0 million to $9.3 million, or $0.28 to $0.29 per diluted share.
●	Cash provided by operations for the year is expected to be in the range of $13.7 million to $14.0 million.

eGain’s management is scheduled to meet virtually with investors and participate in a “fireside chat” at the 23rd Annual Oppenheimer Technology, Internet and Communications Conference on August 11th and 12th. The fireside chat will be webcast live on August 11th at 10:00 am PT and will also be available for replay via the investor relations section of the Company's website at egain.com.

These results are based on preliminary information and are subject to change. The Company will release its final financial results for its fiscal 2020 fourth quarter and full year ended June 30, 2020 and host a conference call and webcast after market close on September 2, 2020. The time and access details for the conference call and webcast will be provided in advance of this date.

Non-GAAP Financial Measures

This press release includes non-GAAP net income as supplemental information relating to our operating results. Non-GAAP net income is defined as net income adjusted for stock-based compensation expense and amortization of acquired intangible assets. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the Company’s business.

About eGain

eGain customer engagement solutions deliver digital transformation for leading brands – powered by virtual assistance, AI, knowledge, and analytics. Our comprehensive suite of applications helps clients deliver memorable, digital-first customer experiences in an omnichannel world. To find out more about eGain, visit http://www.egain.com.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and include our beliefs regarding demand for our products and services, including, without limitation: accelerating demand for digital customer engagement and our product leadership; and our expectations with respect to revenue growth and non-GAAP net income for the fiscal year ending June 30, 2020 and the fourth quarter of fiscal year 2020. The achievement or success of the matters covered by such forward-looking statements, including future financial guidance, involves risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the fiscal year ending June 30, 2020 and fourth quarter of fiscal year 2020. The risks and uncertainties referred to above include, but are not limited to: risks associated with current economic uncertainties tied to the COVID-19 pandemic, including but not limited to its effect on customer demand for the Company’s products and services and the impact of potential delays in customer payments; risks associated with the transition to a work-from-home environment; risks associated with new product releases and new services and products features; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; risks that our lengthy sales cycles may negatively affect our operating results; currency risks; our ability to capitalize on customer engagement; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; general political or destabilizing events, including war, conflict or acts of terrorism; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in eGain’s public filings, including eGain’s annual report on Form 10-K filed on September 12, 2019 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corp. in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Investor Relations

Todd Kehrli or Jim Byers

Phone: 213-277-5550

Email: egan@mkr-group.com